EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors whose signature appears below constitutes and appoints James T. McManus II and Charles W. Porter, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement of Energen Corporation (the “Company”) on Form S-3 relating to the registration of an indeterminate amount of debt, common stock, preferred stock, purchase contracts, warrants and units, including all amendments and post-effective amendments to such registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with any state securities commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated as of this 22nd day of October, 2008.

Signature	Title

/s/ JAMES T. MCMANUS II	Chairman, Chief Executive
James T. McManus II	Officer and President
(Principal Executive Officer)

/s/ CHARLES W. PORTER, JR.	Vice President, Chief Financial
Charles W. Porter, Jr.	Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)

/s/ STEPHEN D. BAN	Director
Stephen D. Ban

/s/ JULIAN W. BANTON	Director
Julian W. Banton

/s/ KENNETH W. DEWEY	Director
Kenneth W. Dewey

/s/ JAMES S. M. FRENCH	Director
James S. M. French

/s/ T. MICHAEL GOODRICH	Director
T. Michael Goodrich

/s/ JUDY M. MERRITT	Director
Judy M. Merritt

/s/ STEPHEN A. SNIDER	Director
Stephen A. Snider

/s/ WM. MICHAEL WARREN, JR.	Director
Wm. Michael Warren, Jr.

/s/ DAVID W. WILSON	Director
David W. Wilson

/s/ GARY C. YOUNGBLOOD	Director
Gary C. Youngblood